                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, William S. Ayer and Bradley D. Tilden, as his or her attorneys-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including without limitation post-effective amendments and any amendments increasing the amount of securities for which registration is being sought), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




                     NAME                                 TITLE                    DATE
                    ------                               -------                  ------
       /s/ WILLIAM S. AYER                    Chairman, President, Chief       July 17, 2003
------------------------------------              Executive Officer
           William S. Ayer                   (Principal Executive Officer)


      /s/ BRADLEY D. TILDEN                   Executive Vice President/        July 17, 2003
-------------------------------------         Finance and Chief Financial
          Bradley D. Tilden                   Officer (Principal Financial
                                              Officer and Accounting Officer)


      /s/ PHYLLIS J. CAMPBELL                           Director               July 17, 2003
-------------------------------------
          Phyllis J. Campbell

      /s/ RONALD F. COSGRAVE                            Director               July 17, 2003
-------------------------------------
          Ronald F. Cosgrave

      /s/ MARK R. HAMILTON                              Director               July 17, 2003
-------------------------------------
          Mark R. Hamilton

      /s/ BRUCE R. KENNEDY                              Director               July 17, 2003
-------------------------------------
          Bruce R. Kennedy

      /s/ JESSIE J. KNIGHT JR.                          Director               July 17, 2003
-------------------------------------
          Jessie J. Knight Jr.

      /s/ R. MARC LANGLAND                              Director               July 17, 2003
-------------------------------------
          R. Marc Langland

      /s/ BYRON I. MALLOTT                              Director               July 17, 2003
-------------------------------------
          Byron I. Mallott

      /s/ JOHN V. RINDLAUB                              Director               July 17, 2003
-------------------------------------
          John V. Rindlaub

      /s/ J. KENNETH THOMPSON                           Director               July 17, 2003
-------------------------------------
          J. Kenneth Thompson

      /s/ RICHARD A. WIEN                               Director               July 17, 2003
-------------------------------------
          Richard A. Wien